Exhibit 23.1

                        [LETTERHEAD OF KPMG PEAT MARWICK]


The Board of Directors
LaSalle Re Holdings Limited

We consent to incorporation by reference in the registration statements relating to the Employee Stock Purchase Plan and the 1996 Long-Term Incentive Plan on Forms S-8 of LaSalle Re Holdings Limited of our reports dated October 19, 1996, relating to the consolidated balance sheets of LaSalle Re Holdings Limited and subsidiaries as of September 30, 1996, 1995 and 1994, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years ended September 30, 1996 and 1995 and the period from October 26, 1993 (date of incorporation) to September 30, 1994 and all related schedules, which reports appear in the September 30, 1996 annual report on Form 10-K of LaSalle Re Holdings Limited.

                                                  /s/ KPMG PEAT MARWICK

                                                  Chartered Accountants

Hamilton, Bermuda
October 24, 1997